SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A
AMENDMENT No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2011

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Mission Community Bancorp (the "Company") dated October 21, 2011, reporting under Items 1.01, 2.01, 2.03, 3.02 and 9.01, that reported the completion of two mergers under the Agreement and Plan of Merger dated June 24, 2011, and certain related transactions.  This Amendment provides the financial statements and pro forma financial information referenced in item 9.01(a) and (b).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Financial statements of Santa Lucia Bancorp are filed herewith as Exhibits 99.1 and 99.2.

(b)	Pro Forma Financial Information

Pro forma financial information reflecting the effect of the Merger is filed herewith as Exhibit 99.3.

(c)	Exhibits

Exhibit No.	Description

23.1	Consent of Vavrinek, Trine, Day & Co., LLP
99.1	Audited financial statements for Santa Lucia Bancorp and Subsidiary as of and for the years ended December 31, 2010 and 2009

99.2	Unaudited financial statements for Santa Lucia Bancorp and Subsidiary as of September 30, 2011 and for the three months and nine months then ended

99.3	Unaudited pro forma condensed consolidated financial information as of September 30, 2011, for the nine months then ended, and for the twelve months ended December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2012                                                                           MISSION COMMUNITY BANCORP

By: /s/ Mark R. Ruh______________
Mark R. Ruh
Executive Vice President
and Chief Financial Officer